Exhibit 10.29

LOAN AGREEMENT

Between

FIRSTRUST BANK

and

MVC CAPITAL, INC.

Dated: December 30, 2014

i

	6.8	Enforceability	9
	6.9	No Default Under Other Obligations, Orders or Governmental Regulations	10
	6.10	Governmental Consents	10
	6.11	Taxes	10
	6.12	Title to Collateral	10
	6.13	Names	10
	6.14	Current Compliance	11
	6.15	Pension Plans	11
	6.16	Material Contracts	11
	6.17	Intellectual Property	11
	6.18	Notification to Obligors	11
	6.19	Statements in Public Filings	11
	6.20	Accuracy of Representations and Warranties	12

7.	GENERAL COVENANTS		12
	7.1	Payment of Principal, Interest and Other Amounts Due	12
	7.2	Actions with respect to Purchased Notes	12
	7.3	[Intentionally Omitted]	12
	7.4	Disposition of Assets; Certain Prepayments	12
	7.5	Merger; Consolidation; Business Acquisitions; Subsidiaries	13
	7.6	Taxes; Claims for Labor and Materials	13
	7.7	Liens	14
	7.8	Existence; Approvals; Qualification; Business Operations; Compliance with Laws	14
	7.9	Maintenance of Properties, Intellectual Property	14
	7.10	Insurance	14
	7.11	Inspections; Examinations	15
	7.12	Default Under Other Indebtedness	16
	7.13	Pension Plans	16
	7.14	Amendment to Formation or Governing Documents	16
	7.15	Name; Address or State of Organization Change	17
	7.16	Notices	17
	7.17	Additional Documents and Future Actions	17
	7.18	No Amendment or Waiver of Purchase Documents	17

8.	ACCOUNTING RECORDS. REPORTS AND FINANCIAL STATEMENTS		17
	8.1	Annual and Interim Statements	17
	8.2	Audit Reports	18
	8.3	Reports to Governmental Agencies and Other Creditors	18
	8.4	Requested Information	18

9.	CONDITIONS OF CLOSING		18
	9.1	Loan Documents	18
	9.2	Representations and Warranties	18
	9.3	No Default	18
	9.4	Proceedings and Documents	18
	9.5	Delivery of Other Documents	18

ii

	9.6	Payment of Fees	19
	9.7	Non-Waiver of Rights	19

10.	DEFAULT AND REMEDIES		19
	10.1	Events of Default	19
	10.2	Remedies	21
	10.3	Set-Off	22
	10.4	Turnover of Property Held by Bank	22
	10.5	Delay or Omission Not Waiver	22
	10.6	Remedies Cumulative; Consents	22
	10.7	Certain Fees	23
	10.8	Time is of the Essence	24

11.	COMMUNICATIONS AND NOTICES		24
	11.1	Communications and Notices	24

12.	WAIVERS		25
	12.1	Waivers	25
	12.2	Forbearance	25
	12.3	Limitation on Liability	25

13.	SUBMISSION TO JURISDICTION		26
	13.1	Submission to Jurisdiction	26

14.	MISCELLANEOUS		26
	14.1	Brokers	26
	14.2	Use of Bank’s Name	26
	14.3	No Joint Venture	26
	14.4	Survival	26
	14.5	No Assignment by Borrower	27
	14.6	Assignment or Sale by Bank	27
	14.7	Binding Effect	27
	14.8	Severability	27
	14.9	No Third Party Beneficiaries	27
	14.10	Modifications	27
	14.11	Holidays	27
	14.12	Law Governing	27
	14.13	Integration	27
	14.14	Exhibits and Schedules	28
	14.15	Headings	28
	14.16	Counterparts	28
	14.17	USA Patriot Act Provisions	28
	14.18	Waiver of Right to Trial by Jury	29
	14.19	Acknowledgement of Confession of Judgment Provisions	29

iii

LOAN AGREEMENT

THIS LOAN AGREEMENT (the “Agreement”) is made effective the 30th day of December, 2014 between MVC CAPITAL, INC., a Delaware corporation (“Borrower”), and FIRSTRUST BANK (“Bank”).

BACKGROUND

A.                                    Borrower has requested that Bank make loans to Borrower, which Bank is willing to do on the terms set forth herein.

B.                                    Certain defined terms used herein are set forth in Section 1 of this Agreement. Certain capitalized terms used herein are defined in the Security Agreement which is one of the Loan Documents.

NOW, THEREFORE, in consideration of the terms and conditions contained herein, and of any extensions of credit now or hereafter made to or for the benefit of Borrower by Bank, the parties hereto, intending to be legally bound hereby, agree as follows:

1.                                      CERTAIN DEFINITIONS.

1.1                               Certain Defined Terms. The following words and phrases as used in capitalized form in this Agreement, whether in the singular or plural, shall have the meanings indicated:

(a)                                 “Advances” means all advances of Loans made by Bank under this Agreement.

(b)                                 “Affiliate”, as to any Person, means each other Person that directly or indirectly through one or more intermediaries, controls, or is controlled by, or is under common control with, the person in question.

(c)                                  “Bank” shall have the meaning given such term in the introductory paragraph of this Agreement and shall include all direct and indirect successors and assigns of the Bank.

(d)                                 “Bank Indebtedness” shall mean all Indebtedness of Borrower to Bank or any Affiliate of Bank, whether now or hereafter owing or existing, including, without limitation, all obligations under the Loan Documents, all obligations to reimburse Bank or any Affiliate of Bank for payments made by Bank or any such Affiliate pursuant to any letter of credit issued for the account or benefit of Borrower by Bank or any Affiliate of Bank, all Indebtedness to Bank or any Affiliate of Bank under any Hedging Agreements, all other Indebtedness now or hereafter made by or for the benefit of Borrower to or for the benefit of Bank or any Affiliate of Bank under any other agreement, promissory note or undertaking now existing or hereafter entered into by Borrower with Bank or any such Affiliate, including, without limitation, all Indebtedness to Bank or any Affiliate of Bank under any guaranty or surety agreement and all obligations of Borrower to immediately pay to Bank or any Affiliate of Bank the amount of any overdraft on any deposit account maintained with Bank or any Affiliate of Bank, together with all interest and other sums payable in connection with any of the foregoing.

(e)                                          “Borrower” shall have the meaning given such term in the introductory paragraph of this Agreement and shall include all permitted successors and assigns of such Person.

(f)                                           “Business Day” means any day except a Saturday, Sunday or other day on which banks in Philadelphia, Pennsylvania are authorized by law to close.

(g)                                          “Collateral” means the “Collateral” and the “Pledged Collateral” as those terms are defined in the Security Agreement.

(h)                                         “Corporation” means a corporation, partnership, limited liability company, trust, unincorporated organization, association or joint stock company.

(i)                                             “Default” means any event which with the giving of notice, passage of time or both, would constitute an Event of Default.

(j)                                            “Default Rate” shall have the meaning given such term in Section 3.2 hereof.

(k)                                         “ERISA” has the meaning given such term in Section 6.15 hereof.

(1)                                         “Event of Default” means each of the events specified in Section 13.10.

(m)                                     Fifth Third Acquired Notes” means the Notes referred to in the Fifth Third Purchase Documents.

(n)                                         Fifth Third Purchase Documents” shall have the meaning set forth in Section 1.1(cc).

(o)                                         “GAAP” means generally accepted accounting principles in the United States of America, in effect from time to time, consistently applied and maintained.

(p)                                         “Investment Company Act” means the Investment Company Act of 1940, as amended.

(q)                                         “Loans” means the loans now or hereafter made by the Bank to Borrower pursuant to this Agreement.

(r)                                            “Loan Documents” means this Agreement, the Security Agreement, the Note, the Securities Account Control Agreement among Borrower, Bank and U.S. Bank, N.A. (the “Control Agreement”) and all other documents executed or delivered by Borrower or any other Person pursuant to this Agreement or in connection herewith, as they may be amended, modified, replaced or restated from time to time.

(s)                                           “Material Adverse Effect” means any event or circumstance, or related series of events or circumstances which, as a material adverse effect (i) on the business, results of operations, assets (taken as a whole), prospects or financial condition of Borrower, (ii) in the value of or the perfection or priority of Bank’s lien upon the Collateral, or (iii) in the ability of Borrower to perform in any material respect its obligations under the Loan Documents.

(t)                                            “Maturity Date” means the date which is six (6) months after the date of the Note.

(u)                                         “Note” means the Promissory Note delivered by Borrower to Bank relating to the Loans.

(v)                                         “OFAC” shall have the meaning given such term in Section 14.17(d) below.

(w)                                       “PBGC” has the meaning given such term in Section 6.15 below.

(x)                                         [Intentionally Omitted]

(y)                                         [Intentionally Omitted]

(z)                                          “Person” means an individual, a Corporation or a government or any agency or subdivision thereof, or any other entity.

(aa)                                  “Plan” has the meaning given such term in Section 6.15 below.

(bb)                                  “Purchased Notes” means the Fifth Third Acquired Notes and the Specified Notes.

(cc)                                    “Post-Closing Loans” means the Loans, other than the Initial Loan.

(dd)                                  “Purchase Documents” means the Loan Purchase and Assumption Agreements between Borrower and Fifth Third Bank dated on or about the date hereof (the “Fifth Third Purchase Agreements”), and the Subordination Agreements (the “Subordination Agreements”) dated on or about the date hereof between Borrower and Fifth Third Bank, and all of the Loan Documents, the Senior Debt Agreements and the Subordinated Debt Agreements referred to therein, together with all of the promissory notes, subordination agreements and other documents furnished by Borrower to Bank which relate to the Specified Notes.

(ee)                                    “Specified Notes” means the promissory notes which are part of the Collateral, other than the Fifth Third Acquired Notes.

(ff)                                      “Subsequent Advance” means each Advance made by Bank, other than the Advance of the Initial Loan, as that term is defined in Section 2.1.

1.2                               “Accounting Terms. As used in this Agreement, or any certificate, report or other document made or delivered pursuant to this Agreement, accounting terms not defined elsewhere in this Agreement shall have the respective meanings given to them under GAAP.

1.3                               UCC Terms. All terms used herein and defined in the Uniform Commercial Code as in effect in the Commonwealth of Pennsylvania from time to time shall have the meanings given therein unless otherwise defined herein.

2.                                      LOANS; USE OF PROCEEDS; ADVANCES OF POST-CLOSING LOANS.

2.1                               Loan. Concurrently with the execution and delivery hereof, Bank is making a loan to Borrower in the amount of $15,882,480.73 (the “Initial Loan”).

2.2                               Use of Proceeds. Borrower shall use the proceeds of the Initial Loan, together with $25,000,000 of its own funds, solely (i) to purchase the rights and promissory notes referred to in Paragraphs 1 through 4 of Schedule A to the Control Agreement and (ii) to pay Borrower’s counsel legal fees of $65,000, to pay Bank’s counsel legal fees of $45,000, and to pay the Bank’s $250,000 fee referred to in Section 4.3 hereof, concurrently with the Advance to Borrower of the proceeds of the Initial Loan. Borrower shall use the proceeds of the Post-Closing Loans solely to purchase one or more promissory notes from issuers, and with terms, satisfactory to Bank.

2.3                               Closing. Closing hereunder will take place concurrently with the execution and delivery of this Agreement.

2.4                               Method of Advances.

(a)                                 Advances. On any Business Day on or prior to June 10, 2015, Borrower may request a Subsequent Advance by delivering to the Bank no later than 2:00 p.m. Philadelphia time on the Business Day such Advance is requested to be funded (i) a written request for an Advance, (ii) a list of the Specified Notes to be purchased with the proceeds of such Advance and a certificate of Borrower as to unpaid principal balance of the Specified Note(s) to be purchased with such Advance, and (iii) such collateral and backup documentation as Bank may require, including, without limitation, copies of the Specified Notes to be purchased, and (if deemed appropriate by the Bank) amendments to the Securities Account Control Agreement to add such Notes to the list of Assets referred to therein. Each request for an Advance shall, once received by Bank, be deemed irrevocable. Notwithstanding the foregoing, the aggregate amount of all Subsequent Advances shall not exceed $9,117,519.27.

(b)                                 Funding of Advances. Subject to the terms and conditions of this Agreement, Bank may make the proceeds of an Advance available to Borrower by crediting such proceeds to Borrower’s operating account with Bank.

2.5                               Non-Waiver of Rights. By completing the closing hereunder, or by making Advances hereunder, Bank does not thereby waive a breach of any warranty or representation made by Borrower or any Guarantor hereunder or any agreement, document, or instrument delivered to Bank or otherwise referred to herein, and any claims and rights of Bank resulting from any breach or misrepresentation by Borrower or any guarantor are specifically reserved by Bank.

2.6                               Certain Conditions to Subsequent Advances. Subsequent Advances shall be conditioned upon the following conditions and each request by Borrower for an Advance shall constitute a representation by Borrower to Bank that each condition has been met or satisfied:

(a)                                 All representations and warranties of Borrower contained herein or in the Loan Documents shall be true at and as of the date of such Advance as if made on such date, and each request for an Advance shall constitute reaffirmation by Borrower or Guarantors that such representations and warranties are then true.

(b)                                 No condition or event shall exist or have occurred at or as of the date of such Advance which would constitute a Default or Event of Default hereunder.

(c)                                  No Material Adverse Effect shall have occurred.

(d)                                 The making of such Advance by Bank shall not violate any law, rule or regulation applicable to Bank.

(e)                                  All purchase agreements, subordination agreements, promissory notes and all of the loan documents relating to the loans to be purchased by Borrower with the proceeds of such Advance shall be satisfactory to Bank, Bank shall concurrently with such advance, obtain a first priority security interest in such promissory notes perfected in accordance with the provisions of Section 9-313(a) or Section 9-313(c) of the Uniform Commercial Code, and amendments to the Loan Documents in form and substance satisfactory to Bank shall have been executed and delivered to among other things, include such promissory notes and the related documents as Loan Purchase Agreements and Purchased Notes.

(f)                                   Bank shall have received all certificates, authorizations, affidavits, schedules and other documents which are provided for hereunder or under the Loan Documents, or which Bank may reasonably request.

3.                                      INTEREST RATE.

3.1                               Interest. Interest on the unpaid principal balance of the Note will, subject to the provisions of Section 3.2, accrue at the rate of five percent (5%) per annum from the date of the Note until final payment.

3.2                               Default Interest. Interest will accrue on the principal balance of the Note after the occurrence and during the continuance of an Event of Default or the Maturity Date at the rate of ten percent (10%) per annum (the “Default Rate”).

3.3                               Post Judgment Interest. Any judgment obtained for sums due hereunder or under the Loan Documents will accrue interest at the Default Rate until paid.

3.4                                       Calculation. Interest will be computed on the basis of a year of 360 days and paid for the actual number of days elapsed.

3.5                                       Limitation of Interest to Maximum Lawful Rate. In no event will the rate of interest payable hereunder exceed the maximum rate of interest permitted to be charged by applicable law (including the choice of law rules) and any interest paid in excess of the permitted rate will be refunded to Borrower. Such refund will be made by application of the excessive amount of interest paid against any sums outstanding hereunder and will be applied in such order as Bank may determine. If the excessive amount of interest paid exceeds the sums outstanding, the portion exceeding the sums outstanding will be refunded in cash by Bank. Any such crediting or refunding will not cure or waive any default by Borrower. Borrower agrees, however, that in determining whether or not any interest payable hereunder exceeds the highest rate permitted by law, any non- principal payment, including without limitation prepayment fees and late charges, will be deemed to the extent permitted by law to be an expense, fee, premium or penalty rather than interest.

4.                                      PAYMENTS AND FEES.

4.1                               Payment Method. Borrower irrevocably authorizes Bank to debit all payments required to be made by Borrower hereunder or under the Loan on the date due from any deposit account maintained by Borrower with Bank. Otherwise, Borrower will be obligated to make such payments directly to Bank by wire transfer pursuant to instructions given from time to time by Bank to Borrower. All payments are to be made in immediately available funds. If Bank accepts payment in any other form, such payment shall not be deemed to have been made until the funds comprising such payment have actually been received by or made available to Bank.

4.2                               Interest Payments. Borrower will pay interest on the outstanding principal balance of the Note in arrears on the first day of each calendar month, commencing February 1, 2015, and upon payment in full of the Note.

4.3                               Loan Fee. In consideration of Bank’s agreements contained herein, Borrower shall pay to Bank at the closing hereunder a non-refundable fee of $250,000.

4.4                               Late Charge. In the event that Borrower fails to pay any interest or any fees or expenses payable hereunder within fifteen (15) days after any such payment is first due, in addition to paying such sums, Borrower will pay to Bank a late charge equal to five percent (5%) of such past due payment as compensation for the expenses incident to such past due payment.

4.5                               Prepayments. The Note and all accrued interest thereon may be prepaid in whole, but not in part, at any time; provided, that if such prepayment is paid prior to the 90 day anniversary of the Note, then the prepayment shall be accompanied by the payment of all accrued interest on the amount prepaid, plus the amount specified in Section 7(b) of the Note. Mandatory prepayments are required pursuant to the provisions of Section 7.4 hereof.

4.6                               Application of Payments. Any and all payments on account of the Loan will be applied to accrued and unpaid interest, outstanding principal and other sums due hereunder or under the Loan Documents, in such order as Bank, in its discretion, elects. If Borrower makes a payment or payments and such payment or payments, or any part thereof, are subsequently invalidated, declared to be fraudulent or preferential, set aside or are required to be repaid to a trustee, receiver, or any other person under any bankruptcy act, state or federal law, common law or equitable cause, then to the extent of such payment or payments, the obligations or part thereof hereunder intended to be satisfied shall be revived and continued in full force and effect as if said payment or payments had not been made.

4.7                               Loan Account. Bank will open and maintain on its books a loan account (the “Loan Account”) with respect to the Loan, repayments, prepayments, the computation and payment of interest and fees and the computation and final payment of all other amounts due and sums paid to Bank under this Agreement. Except in the case of manifest error in computation, the Loan Account will be conclusive and binding on the Borrower as to the amount at any time due to Bank from Borrower under this Agreement or the Note.

4.8                               Indemnity; Loss of Margin. In the event that any present or future law, rule, regulation, treaty or official directive or the interpretation or application thereof by any central bank, monetary authority or governmental authority, or the compliance with any guideline or request of any central bank, monetary authority or governmental authority (whether or not having the force of law):

(a)                                 subjects Bank to any tax with respect to any amounts payable under this Agreement or the other Loan Documents by Borrower or otherwise with respect to the transactions contemplated under this Agreement or the other Loan Documents (except for taxes on the overall net income of Bank imposed by the United States of America or any political subdivision thereof); or

(b)                                 imposes, modifies or deems applicable any deposit insurance, reserve, special deposit, capital maintenance, capital adequacy, or similar requirement against assets held by, or deposits in or for the account of, or loans or Advances or commitment to make loans or Advances by, the Bank; or

(c)                                  imposes upon Bank any other condition with respect to extensions of credit or the commitment to make Advances or extensions of credit under this Agreement, and the result of any of the foregoing is to increase the costs of Bank, reduce the income receivable by or return on equity of Bank or impose any expense upon Bank with respect to any extensions of credit or commitments to make extensions of credit under this Agreement, Bank shall so notify Borrower in writing. Borrower agrees to pay Bank the amount of such increase in cost, reduction in income, reduced return on equity or capital, or additional expense within ten (10) days after presentation by Bank of a statement concerning such increase in cost, reduction in income, reduced return on equity or capital, or additional expense. Such statement shall set forth a brief explanation of the amount and Bank’s calculation of the amount (in determining such amount the Bank may use any reasonable averaging and attribution methods), which statement shall be conclusively deemed correct absent manifest error. If the amount set forth in such statement is not paid within ten (10) Business Days after such presentation of such statement, interest will be payable on the unpaid amount at the Default Rate from the due date until paid, both before and after judgment.

5.                                      SECURITY: COLLECTION OF RECEIVABLES AND PROCEEDS OF COLLATERAL.

5.1                               Personal Property. As security for the full and timely payment and performance of all Bank Indebtedness, Borrower is granting to Bank a security interest in the Collateral pursuant to the terms of the Security Agreement.

5.2                               General. The above-described security interests and liens shall not be rendered void by the fact that no Bank Indebtedness exists as of any particular date, but shall continue in full force and effect until the Bank Indebtedness has been repaid and Bank has no agreement or commitment outstanding pursuant to which Bank may extend credit to or on behalf of Borrower. IT IS THE EXPRESS INTENT OF THE BORROWER THAT ALL OF THE COLLATERAL SHALL SECURE NOT ONLY THE OBLIGATIONS UNDER THE LOAN DOCUMENTS, BUT ALSO ALL OTHER PRESENT AND FUTURE OBLIGATIONS OF BORROWER TO BANK.

6.                                      REPRESENTATIONS AND WARRANTIES. Borrower represents and warrants as follows:

6.1                               Valid Organization, Good Standing and Qualification. Borrower is a corporation duly formed, validly subsisting and in good standing under the laws of the State of Delaware, has full power and authority to execute, deliver and comply with the Loan Documents, and to carry on its business as it is now being conducted, and is duly licensed or qualified as a foreign corporation in good standing under the laws of each jurisdiction in which the character or location of the properties owned by it or the business transacted by it requires such licensing or qualification, except where the failure to be so licensed or qualified could not reasonably be expected to result in a Material Adverse Effect.

6.2                               Licenses. Borrower has all licenses, registrations, approvals and other authority as may be necessary to enable Borrower to (i) own and operate its business and perform all services and business which Borrower performs in any state, municipality or other jurisdiction, except where the failure to be so licensed or registered or to have such approval or authority could not reasonably be expected to result in a Material Adverse Effect; and (ii) act and operate as a business development company and an investment company (as that term is used in the Investment Company Act), and is registered as an investment company under such Act.

6.3                               Purchase Documents; The Purchased Loans. Each of the representations and warranties made by Borrower in the Purchase Documents is true correct as of the date when made, is true and correct on the date hereof, and will remain true and correct until the Bank Indebtedness is paid in full. To the best knowledge of Borrower, each of the representations and warranties of Fifth Third Bank (“Seller”) and any other seller of the promissory notes made in the Purchase Documents was true and correct on the date when made and is true and correct as of the date hereof. Borrower has heretofore delivered to Bank the original Purchased Notes and all original assignments thereof in favor of Borrower, including those delivered by Seller and other sellers to Borrower under the Purchase Documents, together with instruments of assignment duly endorsed in blank by Borrower. As of the date hereof, the principal balance outstanding and accrued and unpaid interest on each Purchased Loan is identified on Schedule 7.6 of the Security Agreement, together with other information relating to the Purchased Loans and the Subordination Agreement relating to the Fifth Third Acquired Notes, and all of such information is true and correct. To the best knowledge of Borrower, there is no Event of Default (as defined in the Purchased Notes or the Credit Agreement) or event with, the passage of time or the giving of notice, or both, would constitute an Event of Default, and no Person has any right of set-off, defense or counterclaim to any of the obligations under the Purchased Notes or any obligations related thereto. Schedule 6.3 hereto lists all of the interest payments received by U.S. Bank, N.A. from September 15, 2014 to November 15, 2014 under each of the Notes listed in Paragraphs 5 through 17 on Schedule A to the Control Agreement.

6.4                               Financial Statements. Borrower’s audited consolidated financial statements included in its Form 10-K filed with the Securities and Exchange Commission for its fiscal year ended October 31, 2013 and (b) its internally prepared interim consolidated financial statements included in its Form 10-Q filed with the Securities and Exchange Commission for its fiscal quarter ended July 31, 2014, are correct and complete, fairly present in all material respects the financial condition and the results of operations of Borrower at such dates and for the periods reported thereon, and have been prepared in accordance with GAAP. With respect to the interim statements, such statements are subject to year-end adjustment and any accompanying footnotes.

6.5                               No Material Adverse Effect. No Material Adverse Effect has occurred since January 1, 2013.

6.6                               Pending Litigation or Proceedings. Except as set forth on Schedule 6.6 attached hereto, there are no judgments outstanding or actions, suits or proceedings pending or, to the best of Borrower’s knowledge, threatened against or affecting Borrower, at law or in equity or before or by any federal, state, municipal or other governmental department, commission, board, bureau, agency or instrumentality, domestic or foreign which could reasonably be expected to result in a Material Adverse Effect.

6.7                               Due Authorization: No Legal Restrictions. The execution, delivery and performance by Borrower of the Loan Documents, the consummation by Borrower of the transactions contemplated by the Loan Documents and the fulfillment and compliance with the respective terms, conditions and provisions of the Loan Documents: (a) have been duly authorized by all requisite corporate or other action of Borrower, (b) will not conflict with or result in a breach of, or constitute a default (or might, upon the passage of time or the giving of notice or both, constitute a default) under, any of the terms, conditions or provisions of any applicable statute, law, rule, regulation or ordinance, or Borrower’s formation or governing documents or any indenture, mortgage, loan or credit agreement or instrument to which Borrower is a party or by which Borrower is bound or affected, or any judgment or order of any court or governmental department, commission, board, bureau, agency or instrumentality, domestic or foreign, and (c) will not result in the creation or imposition of any lien, charge or encumbrance of any nature whatsoever upon any of the property or assets of Borrower under the terms or provisions of any such agreement or instrument, except liens in favor of Bank.

6.8                               Enforceability. The Loan Documents have been duly executed by Borrower and delivered to Bank and constitute legal, valid and binding obligations of Borrower,

enforceable against Borrower in accordance with their terms, except as enforceability may be limited by any bankruptcy, insolvency, reorganization, moratorium or other laws or equitable principles affecting creditors’ rights generally.

6.9                               No Default Under Other Obligations, Orders or Governmental Regulations. Borrower is not in violation of its Certificate of Incorporation or governing documents, and Borrower is not in material default in the performance or observance of any of its obligations, covenants or conditions contained in any indenture or other agreement creating, evidencing or securing any Indebtedness or pursuant to which any such Indebtedness is issued or in violation of or in default under any other agreement or instrument or any judgment, decree, order, statute, rule or governmental regulation, applicable to it or by which its properties may be bound or affected.

6.10                        Governmental Consents. No consent, approval or authorization of or designation, declaration or filing with any governmental authority on the part of Borrower is required in connection with the execution, delivery or performance by Borrower of the Loan Documents or the consummation of the transactions contemplated thereby.

6.11                        Taxes. Borrower has filed all tax returns which it is required to file and has paid, or made provision for the payment of, all taxes which have or may have become due pursuant to such returns or pursuant to any assessment received by it except such taxes (other than real estate taxes which must be paid regardless of challenge), if any, as are being contested in good faith by appropriate proceedings promptly initiated and diligently conducted by Borrower and with respect to which neither execution nor a foreclose sale or similar procedure has been commenced (or such proceedings have been stayed pending the disposition of such contest of validity), and (a) it shall have set aside on its books adequate reserves with respect thereto, and (b) either (i) it shall have deposited with Bank adequate cash reserves with respect thereto or (ii) Bank shall have established an adequate reserve against Eligible Receivables with respect thereto (each the “Tax Reserve”). Such tax returns are complete and accurate in all respects. Borrower has received no written notice of any proposed additional assessment or basis for any assessment of additional taxes.

6.12                        Title to Collateral; Possession. The Collateral is and will be owned by Borrower free and clear of all liens and other encumbrances of any kind (including liens or other encumbrances upon properties acquired or to be acquired under conditional sales agreements or other title retention devices), excepting only liens in favor of the Bank and the Permitted Liens. Borrower will defend the Collateral against any claims of all persons or entities other than the Bank. Because of applicable statutory or regulatory restrictions, Borrower is not as of the date hereof permitted to give Bank itself physical possession of the promissory notes which are part of the Collateral because of regulations relating to business development companies, but Bank will be deemed to have possession thereof pursuant to Section 9-314(c) of the Uniform Commercial Code by virtue of acknowledgements from U.S. Bank, National Association and Fifth Third Bank, that while such entities have possession of such promissory notes, they are holding possession for Bank’s benefit

6.13                        Names. During the past five (5) years, Borrower has not been known by any names (including trade names) other than those set forth in Schedule 6.13 attached hereto and has not been located at any addresses other than those set forth on Schedule 6.13 attached hereto.

6.14                        Current Compliance. Borrower is currently in compliance with all of the terms and conditions of the Loan Documents.

6.15                        Pension Plans. Except as disclosed on Schedule 6.15 hereto, (a) Borrower has no obligations with respect to any employee pension benefit plan (“Plan”) (as such term is defined in the Employee Retirement Income Security Act of 1974, as amended (“ERISA”)), (b) no events, including, without limitation, any “Reportable Event” or “Prohibited Transaction” (as those terms are defined under ERISA), have occurred in connection with any Plan of Borrower which might constitute grounds for the termination of any such Plan by the Pension Benefit Guaranty Corporation (“PBGC”) or for the appointment by any United States District Court of a trustee to administer any such Plan, (c) all of the Borrower’s Plans meet with the minimum funding standards of Section 302 of ERISA, and (d) Borrower has no existing liability to the PBGC. Borrower is not subject to or bound to make contributions to any “multi-employer plan” as such term is defined in Section 4001(a)(3) of ERISA.

6.16                        Material Contracts; Purchase Documents. Borrower has complied in all material respects with the provisions of all material agreements and other documents to which it is a party or by which it is bound and is not in material default thereunder. To Borrower’s knowledge, no other party is in material default under any such material documents or Purchase Documents and no event has occurred which, but for the giving of notice or the passage of time or both, would constitute an event of default thereunder. Borrower has delivered to Bank true, complete and correct copies of all of the Fifth Third Purchase Agreements, and copies of the Fifth Third Acquired Notes and the Specified Notes and all related Subordination Agreements, and there have been no amendments thereto.

6.17                        Intellectual Property. Borrower owns or possesses the irrevocable right to use all of the patents, trademarks, service marks, trade names, copyrights, licenses, franchises and permits and rights with respect to the foregoing necessary to own and operate the Borrower’s properties and to carry on its business as presently conducted and presently planned to be conducted without, to Borrower’s knowledge, conflict with the rights of others.

6.18                        Notification to Obligors. Borrower has directed all of the obligors under the Specified Notes listed on Schedule A to the Control Agreement to make all payments due thereunder to U.S. Bank, National Association. Borrower will, within three Business Days after the date hereof, direct all obligors under the Fifth Third Acquired Notes to make all payments thereunder to U.S. Bank, National Association. Borrower will not terminate or modify any directions referred to above in this paragraph.

6.19                        Statements in Public Filings. All of the statements and information made or supplied by Borrower in its filings under the Securities Act of 1933, as amended, the Investment Company Act, and the Securities Exchange Act of 1934, as amended, are true and correct in all material respects, and do not omit to state a material fact necessary to make the statements made in light of the circumstances under which they were made, not misleading.

6.20                        Accuracy of Representations and Warranties. No representation or warranty by Borrower contained herein or in any certificate or other document furnished by Borrower pursuant hereto or in connection herewith fails to contain any statement of material fact necessary to make such representation or warranty not misleading in light of the circumstances under which it was made. There is no fact which Borrower knows and has not disclosed to Bank, which does or may materially and adversely affect Borrower, or any of its operations.

7.                                      GENERAL COVENANTS. Borrower will comply with the following:

7.1                               Payment of Principal, Interest and Other Amounts Due. Borrower will pay when due all Bank Indebtedness and all other amounts payable by it hereunder.

7.2                               Actions with respect to Purchased Notes. Borrower will, within two Business Days after it has knowledge of any default under any of the Purchased Notes, give to Bank written notice thereof, and will provide such other information as Bank may request in connection therewith. Borrower shall not, without Bank’s prior written consent, take any action with respect to such default, and shall promptly take, at Borrower’s expense, any such lawful action as Bank shall request Borrower to take in connection with such default. In addition, Borrower hereby appoints Bank and each of its officers with full power of substitution, as Borrower’s attorney-in-fact, to take any and all action in Borrower’s name, place and stead, as Bank shall deem necessary or appropriate with respect to such default. This power of attorney is coupled with an interest, and is irrevocable.

7.3                               [Intentionally Omitted]

7.4                               Disposition of Assets; Certain Prepayments. Borrower will not sell, lease, transfer or otherwise dispose (a “Disposition”) of any of its property or assets except for the sale of assets in the ordinary course of Borrower’s business, consistent with past practices, that could not reasonably be expected to result in a Material Adverse Effect. Borrower may also from time to time sell a portion of the Collateral, provided that such sale could not reasonably be expected to result in a Material Adverse Effect and the cash proceeds of such sale are in excess of 90% of the market value of such Collateral as set forth in the valuations therefor as of October 31, 2014 previously given by Borrower to Bank, and provided further that, in such case, and in the case of any Disposition referred to in the first sentence of this Paragraph, (a) as of the date of such sale and after giving effect thereto, no Default or Event of Default shall exist or have occurred and be continuing, (b) Bank shall have received not less than five (5) Business Days prior written notice of such sale, and (c) Borrower shall, within one Business Day after the receipt of the proceeds of any such Disposition, pay to Bank, as a mandatory prepayment of the Loans, all of the proceeds of such Disposition (net of any taxes payable by Borrower with respect to such Disposition, and reasonable expenses incurred by Borrower relating thereto) which is a Disposition of any equity interest or loans or notes receivable of Borrower. Borrower shall also make a mandatory prepayment of the Loans in an amount equal to the net proceeds of any Disposition by any specified subsidiary of any equity interest or loans or Notes receivable incurred, by any entity of which Borrower owns, directly or indirectly, more than 50% of the equity interests of such entity (a “Specified Subsidiary”). Any such sale of Collateral shall not terminate Bank’s security interest in the proceeds of any such sale of Collateral, and such proceeds shall be required to be paid by Borrower concurrently with Borrower’s receipt thereof, as a mandatory prepayment of the Note. Notwithstanding the foregoing, Bank agrees that this Section 7.4 shall not (except as set forth above with respect to Dispositions or any sales of Collateral) in any way constrain or affect Borrower’s ability to deal with its debt or equity investments in the ordinary course of its business, including, but not limited to, amending loan documents, extending maturities, modifying interest rates or granting discounts (otherwise permitted by any applicable subordination or intercreditor agreement), granting waivers or forbearances, and dealing with its collateral, in each case in Borrower’s reasonable discretion as a lender in the normal course of its prior practices; provided that no modification of any existing subordination agreement or any new subordination agreement shall be agreed to by Borrower, and Borrower shall not give any waivers under any such agreements, nor shall there be a Disposition of any of the Collateral without Borrower’s prior written consent (except as set forth above).

Bank agrees to give, within two (2) Business Days after it receives a request therefor by MVC, a notice to the U.S. Bank, N.A. under the Control Agreement directing that the portion of the Collateral which is the subject of a sale permitted under this Section 7.4 may be released to Borrower, provided that at the time it gives such direction, it is satisfied in its reasonable discretion that the conditions for sale of such Collateral referred in this Section 7.4 have been satisfied.

To the extent that the Bank receives under the Control Agreement payments made under the Purchased Notes pursuant to the Control Agreement which are not regularly scheduled interest payments under the Purchased Notes, such payments will be applied as a mandatory prepayment of the Note.

7.5                               Merger; Consolidation; Business Acquisitions: Subsidiaries. Borrower will not merge into or consolidate with any Person, acquire any material portion of the stock, ownership interests, assets or business of any Person, or permit any Person to merge into it; provided, however, that Equus Total Return, Inc. shall be permitted to merge into or consolidate with Borrower, provided that Borrower is the surviving corporation.

7.6                               Taxes; Claims for Labor and Materials. Borrower will pay or cause to be paid when due all taxes, assessments, governmental charges or levies imposed upon it or its income, profits, payroll or any property belonging to it, including without limitation all withholding taxes, and all claims for labor, materials and supplies which, if unpaid, might become a lien or charge upon any of its properties or assets; provided that it shall not be required to pay any such tax (other than real estate taxes which must be paid regardless of challenge), assessment, charge, levy or claim so long as the validity thereof shall be contested in good faith by appropriate proceedings promptly initiated and diligently conducted by it, and neither execution nor foreclosure sale or similar proceedings shall have been commenced in respect thereof (or such proceedings shall have been stayed pending the disposition of such contest of validity), and (a) it shall have set aside on its books adequate reserves with respect thereto, and (b) either (i) it shall have deposited with Bank adequate cash reserves with respect thereto or (ii) Bank shall have established a Tax Reserve with respect thereto. Borrower will not file or consent to the filing of, any consolidated income tax return with any Person other than a Subsidiary.

7.7                               Liens. Borrower will not create, incur or permit to exist any mortgage, pledge, encumbrance, lien, security interest or charge of any kind (including liens or charges upon properties acquired or to be acquired under conditional sales agreements or other title retention devices) on its property or assets, whether now owned or hereafter acquired, or upon any income, profits or proceeds therefrom on the Collateral, other than the Permitted Liens.

7.8                               Existence; Approvals; Qualification; Business Operations; Compliance with Laws. Borrower will (a) obtain, preserve and keep in full force and effect its separate corporate existence and all rights, licenses, registrations and franchises necessary to the proper conduct of its business or affairs, including, without limitation, its registration under the Investment Company Act; (b) qualify and remain qualified as a foreign corporation in each jurisdiction in which the character or location of the properties owned by it or the business transacted by it requires such qualification except where the failure to be so qualified could not reasonably be a business development company (as that term is used in the Investment Company Act) expected to result in a Material Adverse Effect; and (c) continue to operate its business as presently operated and will not engage in any new businesses without the prior written consent of Bank not to be withheld, delayed or conditioned. Borrower will comply in all material respects with the requirements of all applicable laws and all rules, regulations (including environmental regulations) and orders of regulatory agencies and authorities having jurisdiction over it, including, without limitation, the Investment Company Act, and Borrower will continue to qualify, and be licensed, as a business development company (as that term is used in the Investment Company Act).

7.9                               Maintenance of Properties, Intellectual Property. Borrower will maintain, preserve, protect and keep or cause to be maintained, preserved, protected and kept its real and personal property used or useful in the conduct of its business in good working order and condition, reasonable wear and tear excepted, and will pay and discharge when due the cost of repairs to and maintenance of the same.

Borrower will, if requested by Bank, (a) execute and deliver to Bank assignments, financing statements, patent mortgages or such other documents, in form and substance acceptable to Bank, necessary to perfect and maintain Bank’s security interest in all existing and future patents, patent applications, trademarks, trademark applications, and other general intangibles owned by Borrower; (b) furnish Bank with evidence satisfactory to Bank, in its sole discretion, that all actions necessary to maintain and protect each trademark and patent owned by Borrower or its employees have been taken in a timely manner; and (c) execute and deliver to Bank an agreement permitting Bank to exercise all of Borrower’s rights in, to and under any patent or trademark owned by Borrower or any of its employees.

7.10                        Insurance. Borrower will carry adequate insurance issued by an insurer reasonably acceptable to Bank, in amounts and against all such liability and hazards as are usually carried by entities engaged in the same or a similar business similarly situated or as may be required by Bank. In the case of insurance on any of the Collateral, Borrower shall carry insurance in the full insurable value thereof and cause Bank to be named as loss payee (with a Bank’s loss payable endorsement) with respect to all personal property, and additional insured with respect to all liability insurance, as its interests may appear with thirty (30) days’ notice to be given Bank by the insurance carrier prior to cancellation or material modification of such insurance coverage.

Borrower shall cause to be delivered to Bank the insurance policies therefor or, in the alternative, evidence of insurance, and at least thirty (30) days prior to the expiration of any such insurance, additional policies or duplicates thereof or, in the alternative, evidence of insurance evidencing the renewal of such insurance and payment of the premiums therefor. Upon Bank’s request after the occurrence and during the continuance of an Event of Default, Borrower shall direct all insurers that in the event of any loss thereunder or the cancellation of any insurance policy, the insurers shall make payments for such loss and pay all returned or unearned premiums directly to Bank and not to Borrower and Bank jointly.

In the event of any insurable loss, Borrower will give Bank prompt notice thereof and, after the occurrence and during the continuance of an Event of Default, Bank may make proof of loss whether the same is done by Borrower. Bank is granted a power of attorney by Borrower with full power of substitution such that, upon the occurrence and during the continuance of an Event of Default, Bank shall be entitled to file any proof of loss in Borrower’s or Bank’s name, to endorse Borrower’s name on any check, draft or other instrument evidencing insurance proceeds, and to take any action or sign any document to pursue any insurance loss claim. Such power being coupled with an interest is irrevocable.

In the event of any loss for which insurance proceeds are disbursed to Bank, Bank, at its option, may (a) retain and apply all or any part of the insurance proceeds to reduce, in such order and amounts as Bank may elect, the Bank Indebtedness, or (b) disburse all or any part of such insurance proceeds to or for the benefit of Borrower for the purpose of repairing or replacing Collateral after receiving proof satisfactory to Bank of such repair or replacement, in either case without waiving or impairing the Bank Indebtedness or any provision of this Agreement. Any deficiency thereon shall be paid by Borrower to Bank upon demand. Borrower shall not take out any insurance without having Bank named as loss payee or additional insured thereon. Borrower shall bear the full risk of loss from any loss of any nature whatsoever with respect to the Collateral.

Notwithstanding the foregoing, in the event that Borrower suffers a casualty loss and desires to use the proceeds of its casualty loss insurance to repair or replace damaged equipment which was Collateral hereunder, Bank will permit Borrower to utilize the proceeds of such insurance solely to purchase such replacement equipment and inventory or to repair such equipment, provided that: (i) Borrower confirms to Bank in writing that it intends to continue its business operations, (ii) Bank will hold such insurance proceeds and will disburse such proceeds upon receipt by Bank of evidence satisfactory to Bank that such proceeds will be used to purchase equipment and inventory as required above, (iii) disbursement of proceeds will be in compliance with such procedures as Bank may require, e.g. checks payable to the equipment vendor or inventory supplier, (iv) no Event of Default has occurred and is continuing, and (v) such loss does not occur within four (4) months of the expiration of the Maturity Date.

7.11                        Inspections: Examinations. Borrower hereby irrevocably authorizes and directs all accountants and auditors employed by Borrower at any time to exhibit and deliver to Bank copies of any and all of Borrower’s financial statements, trial balances or other accounting records of any sort in the accountant’s or auditor’s possession and copies of all reports submitted to Borrower by such accountants or auditors, including management letters, “comment” letters and audit reports, and to disclose to Bank any information they may have concerning Borrower’s financial status and business operations. Borrower further authorizes all federal, state and municipal authorities to furnish to Bank copies of reports or examinations relating to Borrower, whether made by Borrower or otherwise.

Bank and its agents may and, provided no Event of Default has occurred and is continuing, upon reasonable prior notice and during regular business hours, visit and inspect any of the properties of Borrower, examine (either by Bank’s employees or by independent accountants or other agents) any of the Collateral or other assets of Borrower, including the books of account of Borrower, and discuss the affairs, finances and accounts of Borrower with its officers and with its independent accountants, at such times as Bank may desire. Borrower will pay Bank’s reasonable costs and expenses in connection with such visits and inspections not more than twice in any calendar year; provided however, after the occurrence of an Event of Default there shall be no limit on Borrower’s obligations to reimburse Bank for its costs and expenses in connection with such visits and inspections.

7.12                        Default Under Other Indebtedness. Borrower will not permit any of its Indebtedness to be in default if such default could reasonably be expected to result in a Material Adverse Effect. If any Indebtedness of Borrower is declared or becomes due and payable before its expressed maturity by reason of default or otherwise or, to the knowledge of Borrower, the holder of any such Indebtedness shall have the right (or upon the giving of notice or the passage of time, or both, shall have the right) to declare such Indebtedness to be so due and payable, Borrower will immediately give Bank written notice of such declaration, acceleration or right of declaration.

7.13                        Pension Plans. Borrower will (a) keep in full force and effect any and all Plans which are presently in existence or may, from time to time, come into existence under ERISA, unless such Plans can be terminated without material liability to Borrower in connection with such termination (as distinguished from any continuing funding obligation); (b) make contributions to all of Borrower’s Plans in a timely manner and in a sufficient amount to comply with the requirements of ERISA; (c) comply with all material requirements of ERISA which relate to such Plans so as to preclude the occurrence of any Reportable Event, Prohibited Transaction or material “accumulated funding deficiency” as such term is defined in ERISA; and (d) notify Bank promptly upon receipt by Borrower of any notice of the institution of any proceeding or other action which may result in the termination of any Plan and deliver to Bank, promptly after the filing or receipt thereof, copies of all reports or notices which Borrower files or receives under ERISA with or from the Internal Revenue Service, the PBGC, or the U.S. Department of Labor.

7.14                        Amendment to Formation or Governing Documents. Borrower shall not make any amendment to its Certificate of Incorporation or other governing documents without providing Bank with ten (10) day’s prior notice thereof. Borrower will provide Bank with a copy of any proposed amendments to its formation or governing documents prior to adoption. Borrower will not cause or permit any corporate division or similar event with respect to such Borrower.

7.15                        Name; Address or State of Organization Change. Borrower will not change its name or change or add any address or location except upon ten (10) days prior written notice to Bank and delivery to Bank of any items requested by Bank to maintain perfection and priority of Bank’s security interests and access to Borrower’s books and records. Borrower shall not change its state of organization or take any action which would result in a change in Borrower’s state of organization without Bank’s prior written consent.

7.16                        Notices. Borrower will promptly notify Bank of (a) any action or proceeding brought against Borrower wherein such action or proceeding could, if determined adversely to Borrower, reasonably be expected to result in a Material Adverse Effect, or (b) Borrower’s becoming aware of the occurrence of any Default or Event of Default.

7.17                        Additional Documents and Future Actions. Borrower will, at its sole cost, take such actions and provide Bank from time to time with such agreements, financing statements and additional instruments, documents or information as the Bank may deem necessary or advisable to perfect, protect, maintain or enforce the security interests in the Collateral, to permit Bank to protect or enforce its interest in the Collateral, or to carry out the terms of the Loan Documents. Borrower hereby authorizes and appoints Bank as its attorney-in-fact, with full power of substitution, to take such actions as Bank may deem advisable to protect the Collateral and its interests thereon and its rights hereunder, to execute on Borrower’s behalf and file at Borrower’s expense financing statements, and amendments thereto, in those public offices deemed necessary or appropriate by Bank to establish, maintain and protect a continuously perfected security interest in the Collateral, and to execute on Borrower’s behalf such other documents and notices as Bank may deem advisable to protect the Collateral and its interests therein and its rights hereunder. Such power being coupled with an interest is irrevocable.

7.18                        No Amendment or Waiver of Purchase Documents or Subordination Agreements. Subject to the provisions of the last sentence of Section 7.4, Borrower will not, without Bank’s prior written consent (which may be withheld by Bank in its sole discretion), agree to any amendment or modification of, or grant any waiver under, any of the Purchase Documents, the Subordination Agreements, the Fifth Third Acquired Notes or the Specified Notes.

8.                                      ACCOUNTING RECORDS. REPORTS AND FINANCIAL STATEMENTS. Borrower will maintain books of record and account in which full, correct and current entries in accordance with GAAP, if applicable, will be made of all of its dealings, business and affairs, and Borrower will deliver to Bank the following:

8.1                                       Annual and Interim Statements. As soon as available, and in any event on or prior to January 31, 2015, Borrower shall deliver to Bank, Borrower’s audited consolidated financial statements for the period ended October 31, 2014. Borrower will deliver to Bank, and as soon as available, but no later than 45 days after the end of each of Borrower’s fiscal quarters, commencing with the fiscal quarter ended January 31, 2015, Borrower’s internally prepared consolidated financial statements for such fiscal quarter and year to date.

All such financial statements shall set forth in comparative form the corresponding figures as at the end of the previous fiscal year, all in reasonable detail, including all supporting schedules and comments. The foregoing statements shall be prepared in accordance with GAAP.

8.2                               Audit Reports. Promptly upon receipt thereof, a copy of each other report submitted to Borrower by its independent outside accountants, including management letters and “comment” letters issued in connection with any annual, interim or special audit report made by them of the books of Borrower.

8.3                               Reports to Governmental Agencies and Other Creditors. With reasonable promptness, copies of all such financial reports, statements and returns which Borrower shall file with the Securities and Exchange Commission and any other federal or state department, commission, board, bureau, agency or instrumentality.

8.4                               Requested Information. With reasonable promptness, all such other data and information in respect of the condition, operation and affairs of Borrower, as Bank may reasonably request from time to time.

9.                                      CONDITIONS OF CLOSING. The obligation of Bank to make available the Initial Loan is subject to the performance by Borrower of all of its agreements to be performed hereunder and to the following further conditions (any of which may be waived by Bank):

9.1                               Loan Documents. Borrower will have executed and delivered to Bank the Loan Documents and all of the items required to be delivered to Bank under the terms thereof, at or prior to closing hereunder.

9.2                               Representations and Warranties. All representations and warranties of Borrower set forth in the Loan Documents will be true at and as of the date hereof.

9.3                               No Default. No condition or event shall exist or have occurred which would constitute a Default or Event of Default hereunder.

9.4                               Proceedings and Documents. All proceedings taken by Borrower in connection with the transactions contemplated by this Agreement and all documents incident to such transactions shall be satisfactory in form and substance to Bank and Bank’s counsel, and Bank shall have received all documents or other evidence which it reasonably may request in connection with such proceedings and transactions. Borrower shall have delivered to Bank a certificate, in form and substance satisfactory to Bank, dated the date hereof and signed on behalf of Borrower or by an officer of Borrower, certifying (a) true copies of the Certificate of Incorporation and governing documents of Borrower in effect on such date, (b) true copies of all limited liability company actions taken by Borrower relative to the Loan Documents, and (c) the names, true signatures and incumbency of the officers of Borrower authorized to execute and deliver this Agreement and the other Loan Documents. Bank may conclusively rely on such certificate unless and until a later certificate revising the prior certificate has been received by Bank.

9.5                               Delivery of Other Documents. The following documents shall have been delivered by or on behalf of Borrower to Bank:

(a)                                 Good Standing. A good standing certificate from the State of Delaware certifying to the good standing and status of Borrower.

(b)                                 Authorization Documents. Evidence of authorization of Borrower’s execution and full performance of this Agreement, the Loan Documents and all other documents and actions required hereunder.

(c)                                  Insurance. Evidence of the insurance coverage required under Section 7.10.

(d)                                 Opinion of Counsel. An opinion of counsel for Borrower in form and content satisfactory to Bank.

(e)                                  Lien Search. Copies of record searches on Borrower (including UCC searches and judgments and tax lien searches) acceptable to Bank.

(f)                                   Other Documents. Such other documents as may be required to be submitted to Bank by the terms hereof or of any Loan Document.

9.6                               Payment of Fees. Borrower shall have paid, or made provision under the Loan hereunder for the payment of, all fees, costs and expenses incurred by Bank in connection with the transactions contemplated hereby including, without limitation, all legal fees and expenses and search costs and the fee referred to in Section 4.3.

9.7                               Non-Waiver of Rights. By completing the closing hereunder, or by making the Loan hereunder, Bank does not thereby waive a breach of any warranty or representation made by Borrower hereunder or any agreement, document, or instrument delivered to Bank or otherwise referred to herein, and any claims and rights of Bank resulting from any breach or misrepresentation by Borrower are specifically reserved by Bank.

10.                               DEFAULT AND REMEDIES.

10.1                        Events of Default. The occurrence of any one or more of the following events shall constitute an Event or Events of Default hereunder:

(a)                                         The failure of Borrower to pay any amount of principal or interest on the Note, or any fee or other sums payable hereunder, on the date on which such payment is due, whether on demand, at the stated maturity or due date thereof, or by reason of any requirement for the prepayment thereof, by acceleration or otherwise;

(b)                                         The failure of Borrower to pay any other Bank Indebtedness on the date on which such payment is due, whether on demand, at the stated maturity or due date thereof, or by reason of any requirement for the prepayment thereof, by acceleration or otherwise and such failure continues unremedied beyond any applicable grace period provided therefore in the instrument evidencing such Bank Indebtedness;

(c)                                          The failure of Borrower to duly perform or observe any obligation, covenant or agreement on its part contained herein or in any other Loan Document not otherwise specifically constituting an Event of Default under this Section 10.1 and such failure continues unremedied for a period of thirty (30) calendar days after the earlier of (i) notice from Bank to Borrower of the existence of such failure, or (ii) any officer of Borrower knows or should reasonably have known of the existence of such failure; provided that Borrower shall be allowed an additional thirty (30) day period to cure each such Event of Default if Borrower has, during the prior thirty day period, initiated steps which Bank in its reasonable discretion deems to be sufficient to cure such Event of Default and thereafter continues and completes all reasonable steps to cure as soon as practicable, provided further that, in the event such failure is incapable of remedy, consists of a default of any of the covenants contained in Sections 7.4, 7.5, 7.7, 7.8, 7.10, 7.11, 7.12, 7.14 or 7.18, hereof or was willfully caused or permitted by Borrower , Borrower shall not be entitled to any notice or grace hereunder;

(d)                                         The failure of Borrower to pay any Indebtedness for borrowed money due to any third Person having an outstanding principal balance in excess of $1,000,000 or the existence of any other event of default under any loan, security agreement, mortgage or other agreement pertaining to such Indebtedness binding Borrower, after the expiration of any notice and/or grace periods permitted in such documents;

(e)                                          The failure of Borrower to pay or perform any other obligation to Bank under any other agreement or note or otherwise arising, whether or not related to this Agreement, after the expiration of any notice and/or grace periods permitted in such documents;

(f)                                           The adjudication of Borrower as a bankrupt or insolvent, or the entry of an Order for Relief against Borrower or the entry of an order appointing a receiver or trustee for Borrower or any of its respective property or approving a petition seeking reorganization or other similar relief under the bankruptcy or other similar laws of the United States or any state or any other competent jurisdiction;

(g)                                          A proceeding under any bankruptcy, reorganization, arrangement of debt, insolvency, readjustment of debt or receivership law is filed by or against Borrower which, if involuntary, is not dismissed within sixty (60) days from the filing thereof , or Borrower makes an assignment for the benefit of creditors, or Borrower takes any action to authorize any of the foregoing;

(h)                                         The cessation of substantially all or all of the operations of Borrower’s present business, Borrower becoming unable to meet its debts as they mature or the admission in writing by Borrower to such effect, or Borrower calling any meeting of all or any material portion of its creditors for the purpose of debt restructure;

(i)                                             All or any part of the Collateral, the other assets of Borrower are attached, seized, subjected to a writ or distress warrant, or levied upon, or come within the possession or control of any receiver, trustee, custodian or assignee for the benefit of creditors and such attachment, seizure, writ, warrant, levy, possession or control has a Material Adverse Effect;

(j)                                            The entry of a final judgment for the payment of money in excess of $500,000 against Borrower which, within ten (10) days after such entry, shall not have been discharged or execution thereof stayed pending appeal or shall not have been discharged within ten (10) days after the expiration of any such stay;

(1)                                 Any representation or warranty of Borrower in any of the Loan Documents is discovered to be untrue in any material respect or, with respect to representations and warranties qualified by materiality, in any respect, or any statement, certificate or data furnished by Borrower pursuant hereto is discovered to be untrue in any material respect as of the date as of which the facts therein set forth are stated or certified;

(k)                                 Borrower voluntarily or involuntarily dissolves or is dissolved, terminates or is terminated;

(l)                                     Borrower is enjoined, restrained, or in any way prevented by the order of any court or any administrative or regulatory agency, the effect of which order restricts such Borrower from conducting all any material part of its business;

(m)                             An event or condition occurs or fails to occur which has a Material Adverse Effect;

(n)                                 Any breach by Borrower or any creditor of its obligations under any subordination agreement now or hereafter executed in favor of Bank;

(o)                                 The occurrence of any Payment Blockage Period or Limited Payment Blockage Period under any of the Subordinated Agreements;

(p)                                 The validity or enforceability of this Agreement, or any of the Loan Documents, is contested by the Borrower or any of its Affiliates, or Borrower denies that it has any or any further liability or obligation hereunder or thereunder; or

(q)                                 The aggregate principal balance of the Purchased Notes as to which there has not been a payment default as they currently exist, without taking into account any amendments or waivers given after the date hereof, is less than $100,000,000. For the purposes of this Section 10.1(q), there shall be deemed to have been a payment default under the Purchased Notes as to which there would have been a payment default absent the receipt by the issuer(s) of such Purchased Notes of any loans or other consideration made or paid to such issuer(s) by Borrower or any Affiliate of Borrower.

10.2                        Remedies. At the option of the Bank, upon the occurrence and during the continuance of an Event of Default, or at any time thereafter:

(a)                                 The entire unpaid principal of the Loans, all other Bank Indebtedness, or any part thereof, all interest accrued thereon, all fees due hereunder and all other obligations of Borrower to Bank hereunder or under any other agreement, note or otherwise arising will become immediately due and payable without any further demand or notice, and Bank shall not be required to make any Post-Closing Loans not previously made by it;

(b)                                 Bank may enter any premises occupied by Borrower in accordance with applicable law and take possession of the Collateral and any records relating thereto; and/or

(c)                                  Bank may exercise each and every right and remedy granted to it under the Loan Documents, under the Uniform Commercial Code and under any other applicable law or at equity.

If an Event of Default occurs under Section 10.1(f) or (g), the Note and all Bank Indebtedness shall become immediately due and payable.

10.3                        Set-Off. Without limiting the rights of Bank under applicable law, Bank has and may exercise a right of set-off, a lien against and a security interest in all property of Borrower now or at any time in Bank’s possession in any capacity whatsoever, including but not limited to any balance of any deposit, trust or agency account, or any other bank account with Bank, as security for all Bank Indebtedness, other than any account arising under or in respect of any ERISA plan maintained or contributed to by Borrower. At any time and from time to time following the occurrence and during the continuance of an Event of Default, Bank may without notice or demand, set off and apply any and all deposits (general or special, time or demand, provisional or final) at any time held and other indebtedness at any time owing by Bank to or for the credit of Borrower against any or all of the Bank Indebtedness and the Borrower’s obligations under the Loan Documents.

If any bank account of Borrower with Bank is attached or otherwise liened or levied upon by any third party, Bank need not await the running of any applicable grace period hereunder, but Bank shall have and be deemed to have the immediate right of set-off and may apply the funds or amount thus set-off against Borrower’s obligations to the Bank.

10.4                        Turnover of Property Held by Bank. Borrower irrevocably authorizes any Affiliate of Bank, upon and following the occurrence and during the continuance of an Event of Default, at the request of Bank and without further notice, to turn over to Bank any property of Borrower held by such Affiliate, including without limitation, funds and securities for such Borrower’s account and to debit, for the benefit of Bank, any deposit account maintained by Borrower with such Affiliate (even if such deposit account is not then due or there results a loss or reduction of interest or the imposition of a penalty in accordance with law applicable to the early withdrawal of time deposits), in the amount requested by Bank up to the amount of the Bank Indebtedness, and to pay or transfer such amount or property to Bank for application to the Bank Indebtedness.

10.5                        Delay or Omission Not Waiver. Neither the failure nor any delay on the part of Bank to exercise any right, remedy, power or privilege under the Loan Documents upon the occurrence and/or during the continuance of any Event of Default or otherwise shall operate as a waiver thereof or impair any such right, remedy, power or privilege. No waiver of any Event of Default shall affect any later Event of Default or shall impair any rights of Bank. No single, partial or full exercise of any rights, remedies, powers and privileges by the Bank shall preclude further or other exercise thereof. No course of dealing between Bank and Borrower shall operate as or be deemed to constitute a waiver of Bank’s rights under the Loan Documents or affect the duties or obligations of Borrower.

10.6                        Remedies Cumulative: Consents. The rights, remedies, powers and privileges provided for herein shall not be deemed exclusive, but shall be cumulative and shall be in addition to all other rights, remedies, powers and privileges in Bank’s favor at law or in equity. Whenever Bank’s consent or approval is required, such consent or approval shall be at the sole and absolute discretion of Bank.

10.7                        Certain Fees, Costs, Expenses, Expenditures and Indemnification. Borrower agrees to pay on demand all reasonable costs and expenses of Bank, including without limitation:

(a)                                 all costs and expenses in connection with the preparation, review, negotiation, execution, delivery and administration of the Loan Documents, and the other documents to be delivered in connection therewith, or any amendments, extensions and increases to any of the foregoing (including, without limitation, reasonable attorney’s fees and expenses, and the cost of appraisals and reappraisals of Collateral), and the cost of periodic lien searches and tax clearance certificates, as Bank deems advisable;

(b)                                 all losses, costs and expenses in connection with the enforcement, protection and preservation of the Bank’s rights or remedies under the Loan Documents, or any other agreement relating to any Bank Indebtedness, or in connection with legal advice relating to the rights or responsibilities of Bank (including without limitation court costs, reasonable attorney’s fees and expenses of accountants and appraisers); and

(c)                                  any and all stamp and other taxes payable or determined to be payable in connection with the execution and delivery of the Loan Documents, and all liabilities to which Bank may become subject as the result of delay in paying or omission to pay such taxes.

In the event Borrower shall tail to pay taxes, insurance, assessments, costs or expenses which it is required to pay hereunder, or fails to keep the Collateral free from security interests or liens (except as expressly permitted herein), or fails to maintain or repair the Collateral as required hereby, or otherwise breaches any obligations under the Loan Documents, Bank in its discretion, may make expenditures for such purposes and the amount so expended (including attorney’s fees and expenses, filing fees and other charges) shall be payable by Borrower on demand and shall constitute part of the Bank Indebtedness.

With respect to any amount required to be paid by Borrower under this Section, in the event Borrower fails to pay such amount on demand, Borrower shall also pay to Bank interest thereon at the highest default rate set forth herein.

Borrower agrees to indemnify and hold harmless, Bank and Bank’s officers, directors, shareholders, employees and agents, from and against any and all claims, liabilities, losses, damages, costs and expenses (whether or not such Person is a party to any litigation), including attorney’s fees and costs and costs of investigation, document production, attendance at depositions or other discovery with respect to or arising out of this Agreement or any of the other Loan Documents, the use of any proceeds advanced hereunder, the transactions contemplated hereunder, or any claim, demand, action or cause of action being asserted against Borrower or any of its Affiliates, shareholders, members, managers, directors or officers.

Borrower’s obligations under this Section shall survive termination of this Agreement and repayment of the Bank Indebtedness.

10.8                        Time is of the Essence. Time is of the essence in Borrower’s performance of its obligations under the Loan Documents.

11.                               COMMUNICATIONS AND NOTICES.

11.1                        Communications and Notices. All notices, requests and other communications made or given in connection with the Loan Documents shall be in writing and, unless receipt is stated herein to be required, shall be deemed to have been validly given if delivered personally to the individual or division or department to whose attention notices to a party are to be addressed, or by private carrier, or registered or certified mail, return receipt requested, or by electronic delivery method with the original forwarded by first-class mail, in all cases, with charges prepaid, addressed as follows, until some other address (or individual or division or department for attention) shall have been designated by notice given by one party to the other:

To Bank:

15 E. Ridge Pike

Conshohocken, PA 19428

Attn: Greg Sudell, Asst Vice President

E-mail: gsudell@firstrust.com

with a copy to:

Joseph Mikolaitis, Esquire

General Counsel

15 East Ridge Road

Conshohocken, PA 19428

E-mail: JMikolaitis@firstrust.com

To Borrower:

287 Bowman Avenue

2nd Floor

Purchase, NY 10577

Attn: Scott J.Schuenke, CFO

Email: sschuenke@ttga.com

with a copy to:

Edwards Wildman Palmer LLP

225 West Wacker Drive, Suite 2800

Chicago, IL 60606

Attn: John L. Eisel

Email: jeisel@edwardswildman.com

12.                               WAIVERS.

12.1                        Waivers. In connection with any proceedings under the Loan Documents, including without limitation any action by Bank in replevin, foreclosure or other court process or in connection with any other action related to the Loan Documents or the transactions contemplated hereunder, Borrower waives:

(a)                                 all errors, defects and imperfections in such proceedings;

(b)                                 all benefits under any present or future laws exempting any property, real or personal, or any part of any proceeds thereof from attachment, levy or sale under execution, or providing for any stay of execution to be issued on any judgment recovered under any of the Loan Documents or in any replevin or foreclosure proceeding, or otherwise providing for any valuation, appraisal or exemption;

(c)                                  presentment for payment, demand, notice of demand, notice of non-payment, protest and notice of protest of any of the Loan Documents, including the Note;

(d)                                 any requirement for bonds, security or sureties required by statute, court rule or otherwise;

(e)                                  any demand for possession of Collateral prior to commencement of any suit; and

(f)                                   all rights to claim or recover attorney’s fees and costs in the event that Borrower is successful in any action to remove, suspend or prevent the enforcement of a judgment entered by confession.

12.2                        Forbearance; Confession of Judgment. Bank may release, compromise, forbear with respect to, waive, suspend, extend or renew any of the terms of the Loan Documents, without notice to Borrower. Bank agrees that it shall not exercise the remedy of confession of judgment contained in the Note until at least 90 days after the declaration of an Event of Default by the Bank.

12.3                        Limitation on Liability. Except as provided below, Borrower shall be responsible for and Bank is hereby released from any claim or liability in connection with:

(a)                                 Safekeeping any Collateral;

(b)                                 Any loss or damage to any Collateral;

(c)                                  Any diminution in value of the Collateral; or

(d)                                 Any act or default of another Person.

Notwithstanding anything contained in this Agreement or any other Loan Document to the contrary, Bank shall only be liable for any act or omission on its part constituting gross willful misconduct. In the event that Bank breaches its required standard of conduct, Borrower agrees that its liability shall be only for direct damages suffered and shall not extend to consequential or incidental damages. In the event Borrower brings suit against Bank in connection with the transactions contemplated hereunder and Bank is found not to be liable, Borrower will indemnity and hold Bank harmless from all costs and expenses, including attorney’s fees, incurred by Bank in connection with such suit. This Agreement is not intended to obligate Bank to take any action with respect to the Collateral or to incur expenses or perform any obligation or duty of Borrower.

13.                               SUBMISSION TO JURISDICTION.

13.1                        Submission to Jurisdiction. Borrower hereby consents to the exclusive jurisdiction of any state or federal court located within the Commonwealth of Pennsylvania, and irrevocably agrees that, subject to the Bank’s election, all actions or proceedings relating to the Loan Documents or the transactions contemplated hereunder shall be litigated in such courts, and Borrower waives any objection which it may have based on lack of personal jurisdiction, improper venue or forum non conveniens to the conduct of any proceeding in any such court and waives personal service of any and all process upon it, and consents that all such service of process be made by mail or messenger directed to it at the address set forth in Section 11.1. Nothing contained in this Section 13.1 shall affect the right of Bank to serve legal process in any other manner permitted by law or affect the right of Bank to bring any action or proceeding against Borrower or its property in the courts of any other jurisdiction.

14.                               MISCELLANEOUS.

14.1                        Brokers. The transaction contemplated hereunder was brought about and entered into by Bank and Borrower acting as principals and without any brokers, agents or finders being the effective procuring cause hereof. Borrower represents to Bank that Borrower has not committed Bank to the payment of any brokerage fee or commission in connection with this transaction. If any such claim is made against Bank by any broker, finder or agent or any other Person, Borrower agrees to indemnify, defend and hold Bank harmless against any such claim, at Borrower’s own cost and expense, including Bank’s attorneys’ fees. Borrower further agrees that until any such claim or demand is adjudicated in Bank’s favor, the amount claimed and/or demanded shall be deemed part of the Bank Indebtedness secured by the Collateral.

14.2                        Use of Bank’s Name. Borrower shall not use Bank’s name or the name of any of Bank’s Affiliates in connection with any of its business or activities except as may otherwise be required by the rules and regulations of the Securities and Exchange Commission or any like regulatory body and except as may be required in its dealings with any governmental agency.

14.3                        No Joint Venture. Nothing contained herein is intended to permit or authorize Borrower to make any contract on behalf of Bank, nor shall this Agreement be construed as creating a partnership, joint venture or making Bank an investor in Borrower.

14.4                        Survival. All covenants, agreements, representations and warranties made by Borrower in the Loan Documents shall be true at all times this Agreement is in effect and shall survive the execution and delivery of the Loan Documents, any investigation at any time made by Bank or on its behalf and the making by Bank of the loans or advances to Borrower. All statements contained in any certificate, statement or other document delivered by or on behalf of Borrower pursuant hereto or in connection with the transactions contemplated hereunder shall be deemed representations and warranties by Borrower.

14.5                        No Assignment by Borrower. Borrower may not assign any of its rights hereunder without the prior written consent of Bank.

14.6                        Assignment or Sale by Bank. Bank may sell, assign or participate all or a portion of its interest in the Loan Documents and in connection therewith may make available to any prospective purchaser, assignee or participant any information relative to Borrower in its possession.

14.7                        Binding Effect. This Agreement and all rights and powers granted hereby will bind and inure to the benefit of the parties hereto and their respective permitted successors and assigns.

14.8                        Severability. The provisions of this Agreement and all other Loan Documents are deemed to be severable, and the invalidity or unenforceability of any provision shall not affect or impair the remaining provisions which shall continue in full force and effect.

14.9                        No Third Party Beneficiaries. The rights and benefits of this Agreement and the Loan Documents shall not inure to the benefit of any third party, except for Affiliates of Bank and Bank’s successors and assigns.

14.10                 Modifications. No modification of this Agreement or any of the Loan Documents shall be binding or enforceable unless in writing and signed by or on behalf of the party against whom enforcement is sought.

14.11                 Holidays. If the day provided herein for the payment of any amount or the taking of any action falls on a Saturday, Sunday or public holiday at the place for payment or action, then the due date for such payment or action will be the next succeeding Business Day.

14.12                 Law Governing. This Agreement has been made, executed and delivered in the Commonwealth of Pennsylvania and will be construed in accordance with and governed by the laws of such State.

14.13                 Integration. The Loan Documents shall be construed as integrated and complementary of each other, and as augmenting and not restricting Bank’s rights, powers, remedies and security. The Loan Documents contain the entire understanding of the parties thereto with respect to the matters contained therein and supersede all prior agreements and understandings between the parties with respect to the subject matter thereof and do not require parol or extrinsic evidence in order to reflect the intent of the parties. In the event of any inconsistency between the terms of this Agreement and the terms of the other Loan Documents, the terms of this Agreement shall prevail.

14.14                 Exhibits and Schedules. All exhibits and schedules attached hereto are hereby made a part of this Agreement.

14.15                 Headings. The headings of the Articles, Sections, paragraphs and clauses of this Agreement are inserted for convenience only and shall not be deemed to constitute a part of this Agreement.

14.16                 Counterparts. This Agreement may be executed in any number of counterparts, all of which taken together shall constitute one and the same instrument, and any of the parties hereto may execute this Agreement by signing any such counterpart signature.

14.17                 USA Patriot Act Provisions.

(a)                                 USA Patriot Act Notice. Bank hereby notifies the Borrower that pursuant to the requirements of the USA Patriot Act (Title III of Pub. L. 107-56 (signed into law October 26, 2001)) (the “Patriot Act”), it is required to obtain, verify and record information that identifies the Borrower, which information includes the name and address of the Borrower and other information that will allow Bank to identify the Borrower in accordance with the Patriot Act.

(b)                                 Collateral Provisions.

(1)                                 Without in any way limiting the generality of Section 5 hereof, no account, instrument, chattel paper or other obligation or property of any kind due from, owed by, or belonging to, a Sanctioned Person or (ii) any lease in which the lessee is a Sanctioned Person shall be Collateral.

(2)                                 Bank may reject or refuse to accept any Collateral for credit toward payment of the Bank Indebtedness that is an account, instrument, chattel paper, lease, or other obligation or property of any kind due from, owed by, or belonging to, a Sanctioned Person.

(c)                                  OFAC Compliance. None of any Borrower, any Subsidiary of any Borrower or any affiliate of any Borrower (i) is a Sanctioned Person, (ii) has more than 15% of its assets in Sanctioned Countries, or (iii) derives more than 15% of its operating income from investments in, or transactions with Sanctioned Persons or Sanctioned Countries. The proceeds of the Loan will not be used and have not been used to fund any operations in, finance any investments or activities in or make any payments to, a Sanctioned Person or a Sanctioned Country.

(d)                                 Certain Defined Terms. As used herein, the following terms shall have the following meanings:

(1)                                 “OFAC” shall mean the U.S. Department of the Treasury’s Office of Foreign Assets Control.

(2)                                 “Sanctioned Country” shall mean a country subject to a sanctions program identified on the list maintained by OFAC and available at

httD://www.treas.gov/offices/eotffc/ofac/sanctions/index.html. or as otherwise published from time to time.

(3)                                         “Sanctioned Person” shall mean (i) a person named on the list of Specially Designated Nationals or Blocked Persons maintained by OFAC available at http://www.treas.gov/offices/eotffc/ofac/sdn/index.html. or as otherwise published from time to time, or (ii) (A) an agency of the government of a Sanctioned Country, (B) an organization controlled by a Sanctioned Country, or (C) a person resident in a Sanctioned Country, to the extent subject to a sanctions program administered by OFAC.

14.18                 Waiver of Right to Trial by Jury. BORROWER AND BANK WAIVE ANY RIGHT TO TRIAL BY JURY ON ANY CLAIM, DEMAND, ACTION OR CAUSE OF ACTION (a) ARISING UNDER ANY OF THE LOAN DOCUMENTS OR (b) IN ANY WAY CONNECTED WITH OR RELATED OR INCIDENTAL TO THE DEALINGS OF BORROWER OR BANK WITH RESPECT TO ANY OF THE LOAN DOCUMENTS OR THE TRANSACTIONS RELATED HERETO OR THERETO, IN EACH CASE WHETHER SOUNDING IN CONTRACT OR TORT OR OTHERWISE. BORROWER AND BANK AGREE AND CONSENT THAT ANY SUCH CLAIM, DEMAND, ACTION OR CAUSE OF ACTION SHALL BE DECIDED BY COURT TRIAL WITHOUT A JURY, AND THAT ANY PARTY TO THIS AGREEMENT MAY FILE AN ORIGINAL COUNTERPART OR A COPY OF THIS SECTION WITH ANY COURT AS WRITTEN EVIDENCE OF THE CONSENT OF BORROWER AND BANK TO THE WAIVER OF THEIR RIGHT TO TRIAL BY JURY. BORROWER ACKNOWLEDGES THAT IT HAS HAD THE OPPORTUNITY TO CONSULT WITH COUNSEL REGARDING THIS SECTION, THAT IT FULLY UNDERSTANDS ITS TERMS, CONTENT AND EFFECT, AND THAT IT VOLUNTARILY AND KNOWINGLY AGREES TO THE TERMS OF THIS SECTION.

14.19                 Acknowledgement of Confession of Judgment Provisions. BORROWER ACKNOWLEDGES AND AGREES THAT THE NOTE AND THE LOAN DOCUMENTS CONTAIN PROVISIONS WHEREBY BANK MAY ENTER JUDGMENT BY CONFESSION AGAINST BORROWER. BEING FULLY AWARE OF ITS RIGHTS TO PRIOR NOTICE AND HEARING ON THE QUESTION OF THE VALIDITY OF ANY CLAIMS THAT MAY BE ASSERTED AGAINST IT BY BANK UNDER THE NOTE AND LOAN DOCUMENTS BEFORE JUDGMENT CAN BE ENTERED, BORROWER HEREBY WAIVES THESE RIGHTS AND AGREES AND CONSENTS TO BANK ENTERING JUDGMENT AGAINST BORROWER BY CONFESSION. ANY PROVISION IN A CONFESSION OF JUDGMENT IN ANY OF THE LOAN DOCUMENTS FOR AN ATTORNEY’S COLLECTION COMMISSION SHALL IN NO WAY LIMIT BORROWER’S LIABILITY TO REIMBURSE BANK FOR ALL LEGAL FEES ACTUALLY INCURRED BY BANK, EVEN IF SUCH FEES ARE IN EXCESS OF THE ATTORNEY’S COLLECTION COMMISSION PROVIDED FOR IN SUCH CONFESSION OF JUDGMENT.

(Signature page follows)

WARNING—BY SIGNING THIS PAPER YOU GIVE UP YOUR RIGHT TO NOTICE AND COURT TRIAL. IF YOU DO NOT PAY ON TIME, A COURT JUDGMENT MAY BE TAKEN AGAINST YOU WITHOUT YOUR PRIOR KNOWLEDGE AND THE POWERS OF A COURT CAN BE USED TO COLLECT FROM YOU REGARDLESS OF ANY CLAIMS YOU MAY HAVE AGAINST THE CREDITOR WHETHER FOR RETURNED GOODS, FAULTY GOODS, FAILURE ON HIS PART TO COMPLY WITH THE AGREEMENT, OR ANY OTHER CAUSE.

IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the dale first above written.

MVC CAPITAL, INC.

By:	/s/ Michael T. Tokarz
Name:	Michael T. Tokarz
Title:	Chairman

FIRSTRUST BANK

By:	/s/ Michael Duda
Name:	Michael Duda
Title:	EVP

SCHEDULE 6.3

INTEREST PAYMENTS RECEIVED

FROM SEPTEMBER 15, 2014 TO NOVEMBER 15, 2014

BY

U.S. BANK, N.A.

Attached

SCHEDULE 6.3

U.S. BANK	ADMIN	PG	1
TRANSACTION SCHEDULE FROM 09/15/14 TO 11/15/14	12/24/14 15:49
FOR ACCOUNT 19-52908, MVC CAPITAL [ILLEGIBLE] - IN ALL PORTFOLIOS
TYPE: CUSTODIAN MUTUAL FUNDS CAPACITY: CUSTODIAN INVESTMENT AUTHORITY: NONE-THIRD PARTY RIA DIRECT
PREPARED AT 03:49 PM ON 12/24/14 AS OF BATCH DATE 12/24/14 WITH ASSET PRICES AS OF 12/23/14 ADMINISTRATOR: 919 MANAGER:			1

DATE	DESCRIPTION	CURRENCY	INVESTMENTS	PRINCIPAL CASH	INCOME CASH

09/26/14	CASH RECEIPT			386,386.70	Interest
	INCOMING WIRES
	RECEIVED WIRE - MOREYS SEAFOOD INTERNATIONAL
	BATCH NO. [ILLEGIBLE]A000614 TRANS NO. 22
	RECEIPT CODE: 336

09/29/14	CASH RECEIPT			143,350.72	Interest
	INCOMING WIRES
	RECEIVED WIRE - BIOGENICS INT PAYMENT
	BATCH NO. [ILLEGIBLE]A000712 TRANS NO. 08
	RECEIPT CODE: 336

09/29/14	CASH RECEIPT			159,278.68	Interest
	INCOMING WIRES
	RECEIVED WIRE - BIOGENICS INT PAYMENT
	BATCH NO. [ILLEGIBLE]A000712 TRANS NO. 03
	RECEIPT CODE: 336

09/30/14	CASH RECEIPT			460,000.00	Interest
	INCOMING WIRES
	RECEIVED WIRE - INLAND ENVIRONMENTAL & REMEDIATION
	BATCH NO. [ILLEGIBLE]A000757 TRANS NO. 61
	RECEIPT CODE: 336

09/30/14	CASH RECEIPT			108,000.13	Interest
	INCOMING WIRES
	RECEIVED WIRE - TURF PRODUCTS LLC
	BATCH NO. [ILLEGIBLE]A000757 TRANS NO. 67
	RECEIPT CODE: 336

09/30/14	CASH RECEIPT			6,000,00	Interest
	INCOMING WIRES
	RECEIVED WIRE - VESTAL MANUFACTURING ENTERPRISES
	BATCH NO. [ILLEGIBLE]A000757 TRANS NO. 68
	RECEIPT CODE: 336

10/01/14	CASH RECEIPT			199,333.64	Interest
	INCOMING WIRES
	RECEIVED WIRE - CUSTOM ALLOY CORP

U.S. BANK	ADMIN	PG	2
TRANSACTION SCHEDULE FROM 09/15/14 TO 11/15/14	12/24/14 15:49
FOR ACCOUNT 19-52908, MVC CAPITAL FRO GUGGENHEIM - IN ALL PORTFOLIOS
TYPE: CUSTODIAN MUTUAL FUNDS CAPACITY: CUSTODIAN INVESTMENT AUTHORITY: NONE-THIRD PARTY RIA DIRECT
PREPARED AT 03:49 PM ON 12/24/14 AS OF BATCH DATE 12/24/14 WITH ASSET PRICES AS OF 12/23/14 ADMINISTRATOR: 919 MANAGER:			1

DATE	DESCRIPTION	CURRENCY	INVESTMENTS	PRINCIPAL CASH	INCOME CASH

	BATCH NO. CA000025 TRANS NO. 18
	RECEIPT CODE: 336

10/03/14	CASH RECEIPT			552,453.50	Interest
	INCOMING WIRES
	[ILLEGIBLE] ACH PAYMENT
	BATCH NO. [ILLEGIBLE]A000090 TRANS NO. 15
	RECEIPT CODE: 336

10/07/14	CASH RECEIPT			106,511.94	Interest
	INCOMING WIRES
	RECEIVED WIRE - US GAS AND ELECTRIC
	BATCH NO. [ILLEGIBLE]A000171 TRANS NO. 08
	RECEIPT CODE: 336

10/30/14	CASH RECEIPT			6,200.00	Interest
	INCOMING WIRES
	RECEIVED WIRE - VESTAL MANUFACTURING ENTERPRISES
	BATCH NO. [ILLEGIBLE]A000775 TRANS NO. 08
	RECEIPT CODE: 336

U.S. BANK	ADMIN	PG	3
TRANSACTION SCHEDULE FROM 09/15/14 TO 11/15/14	12/24/14 15:49
FOR ACCOUNT 19-52908, MVC CAPITAL FRO GUGGENHEIM - IN ALL PORTFOLIOS
TYPE: CUSTODIAN MUTUAL FUNDS CAPACITY: CUSTODIAN INVESTMENT AUTHORITY: NONE-THIRD PARTY RIA DIRECT
PREPARED AT 03:49 PM ON 12/24/14 AS OF BATCH DATE 12/24/14 WITH ASSET PRICES AS OF 12/23/14 ADMINISTRATOR: 919 MANAGER:			1

DATE	DESCRIPTION	CURRENCY	INVESTMENTS	PRINCIPAL CASH	INCOME CASH

10/11/14	CASH RECEIPT			249,166.66	Interest
	INCOMING WIRES
	RECEIVED WIRE - PREPAID LEGAL SERVICES
	BATCH NO. [ILLEGIBLE]A000799 TRANS NO. 12
	RECEIPT CODE: 336

12/03/14	CASH RECEIPT			110,149.39	Interest
	INCOMING WIRES
	RECEIVED WIRE - US GAS AND ELECTRIC, INC.
	BATCH NO. [ILLEGIBLE]A000011 TRANS NO. 07
	RECEIPT CODE: 336

SCHEDULE 6.6

PENDING LITIGATION AND PROCEEDINGS

NONE

SCHEDULE 6.13

CERTAIN NAMES

NONE

SCHEDULE 6.15

PENSION PLANS

NONE